Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated as of the report dates stated below, relating to the financial statements and financial highlights which appear in the Annual Reports to Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Annual Shareholder

Report Date	Report Date	Fund
4/21/10	2/28/10	Multi-Advisor International Equity
4/21/10	2/28/10	International Value
4/21/10	2/28/10	Marisco International Opportunities
4/21/10	2/28/10	Marisco Growth
4/21/10	2/28/10	Marisco Focused Equities
4/21/10	2/28/10	Large Cap Core
4/21/10	2/28/10	Large Cap Enhanced Core
4/21/10	2/28/10	Mid Cap Value
4/21/10	2/28/10	Mid Cap Index
4/21/10	2/28/10	Large Cap Value
4/21/10	2/28/10	Convertible Securities
4/21/10	2/28/10	Small Cap Value Fund II
5/21/10	3/31/10	Short Term Bond Fund

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

September 27, 2010